Exhibit 10.1
MARK J. PLUSH
AMENDMENT TO EMPLOYMENT AGREEMENT
RECITALS
WHEREAS, Keithley Instruments, Inc., an Ohio corporation (the “Company”) and Mark J. Plush (“Plush”) are party to that certain Employment Agreement dated April 7, 1994 (the “Original Employment Agreement”); and
WHEREAS, the Company, with the consent of Plush, desires to amend the Original Employment Agreement to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code’), and the regulations thereunder applicable to the creation and payment of deferred compensation; and
WHEREAS, Section XII of the Original Employment Agreement permits the Company to change or modify the Agreement by resolution of its Board of Directors, so long as such change or modification is made in writing and signed by both the Company and Plush; and
WHEREAS, Plush consents to such modifications, which conform his rights under the Original Employment Agreement to the requirements now being imposed by Code Section 409A and related regulations upon certain payments and payment rights.
NOW, THEREFORE, the Original Employment Agreement is hereby amended as set forth below, effective January 1, 2009:
1. Section VII, Compensation Upon Involuntary Termination Other Than For Cause, is hereby amended by designating the existing text subsection A and adding thereto the heading, “Certain Payments To Be Made; Certain Rights to Continue,” and adding the following (new) subsection B to the end thereto, as follows:
“B. Certain Payment Restrictions, To Comply With Section 409A.
Notwithstanding the provisions of subsection A hereof, the following restrictions shall be imposed upon certain of the payment and reimbursement rights creating or arising thereunder to conform such payment and reimbursement rights to the requirements imposed by Code Section 409A and related rulings and regulations:
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A termination of employment by the Company shall entitle the Employee to receive the payment(s) and rights identified in subsection A hereof (as modified by the provisions of this subsection B) only if and when such termination of employment also constitutes a “Separation from Service” (as defined under Code Section 409A and related regulations) from the Company and all those corporations which are part of the controlled group of corporations of which the Company is a member (within the meaning of Code Section 414(b) and related regulations), and all those non-corporate entities which are under common control with the Company (within the meaning of Code Section 414(c) and related regulations) (collectively, the “Related Companies”).

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In the event the Employee qualifies as a “Specified Employee” (as herein defined) on the date such Employee’s Separation from Service occurs, any payment otherwise scheduled to be paid to the Employee under subsection A, paragraph (i) hereof, prior to the expiration of six (6) months following the date of such Employee’s Separation from Service from the Company and all Related Companies (as defined in this subsection B) shall be held by the Company, and paid to the Employee (or in the event of his intervening death, to his estate) in a single sum on the first business day following the expiration of such six (6) month period.

For this purpose, an employee qualifies as a “Specified Employee” if, as of the date of his Separation from Service, he is a “key employee” of the Company or any Related Company and the Company’s stock (or the stock of any Related Company) is publicly traded on an established securities market. An employee is a key employee if he or she meets the requirements of Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the regulations thereunder and disregarding Section 416(i)(5)) at any time during a given 12-month period commencing on January 1st and ending on the ensuing December 31st. In the event the employee qualifies as a key employee during such calendar year period, he shall qualify as a Specified Employee throughout the 12-month period commencing on the April 1st next following the close of such calendar year period and ending on the ensuing March 31st. For this purpose, the Employee’s compensation (used to determine whether he is a “key employee”) shall be determined using the definition of compensation provided under Treasury Regulation Section 1.415(c)-2(a).
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Any reimbursement for fringe benefits and arrangements, which needs to be made to the Employee in accordance with subsection A paragraph (vi) hereof, shall be made on or before the last day of the Employee’s taxable year following the taxable year in which such expense was incurred; any cash compensation becoming due and payable to the Employee in accordance with subsection A paragraph (vi) hereof shall be made on or before the last day of the Employee’s taxable year in which the Employee acquires the right to receive such cash compensation. Any such reimbursement or compensation shall be paid to the Employee (or in the event of his intervening death, to his estate).

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Payment to the Employee of the supplemental retirement benefit described in subsection A paragraph (vii) hereof shall take the form of a single life annuity, commencing on the later of (I) the first day of the first calendar month next following such Employee’s Separation from Service from the Company and all Related Companies, or (II) the date the Employee’s retirement benefit commences under the Pension Plan; provided, that if the Employee is a Specified Employee on the date his Separation from Service occurs (as herein defined), any monthly benefit payments otherwise payable to such Employee during the 180-day period commencing on the date such Employee’s Separates from Service shall be withheld by the Company and paid to the Employee (or in the event of his intervening death, to his estate) on the 181st day next following the date of his Separation from Service. Any adjustments in the timing or the form of payment, needed to conform the Employee’s supplemental retirement benefit described in subsection A, paragraph (vii) hereof to the preceding sentence, shall employ the actuarial factors used under the Pension Plan to pay different types of annuities (determined as of the date the Employee’s Pension Plan benefits commence).

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Any Company reimbursement of the Employee’s outplacement expenses in accordance with subsection A paragraph (viii) hereof shall be made on or before the last day of the Employee’s taxable year following the taxable year in which such expenses were incurred.” Any such reimbursement shall be paid to the Employee (or in the event of his intervening death, to his estate).

2. Section XIV, Code Section 409A Compliance, is hereby added to the Agreement which shall provide as follows:
“This Agreement is intended to comply with the provisions of Code Section 409A and related rulings and regulations (the “Section 409A Rules”). In the event that any provision of this Agreement fails to satisfy the Section 409A Rules, such provision shall be modified so as to comply with the Section 409A Rules while preserving as closely as possible the substantive rights of the Company and the Employee hereunder. The Company, acting in its discretion, will identify any further Agreement provisions that need to be modified to conform this Agreement to the requirements imposed by the Section 409A Rules and notify the Employee of such modifications and seek his consent thereto. However, the Company is not acting (and will not be held to have acted) as a guarantor of the federal tax consequences of this Agreement, and  _____  in the event that the Company determines that it is not feasible to modify a provision of this Agreement to conform such provision to the Section 409A Rules, such provision shall be apply as theretofore written without regard to the Section 409A Rules.”

IN WITNESS HEREOF, the Company by action of its Board of Directors has caused this Amendment to the Original Employment Agreement to be executed on this 31st day of December, 2008.

KEITHLEY INSTRUMENTS, INC.

By:	/s/ Joseph P. Keithley

Its: Chairman, President and Chief Executive Officer
The undersigned hereby consents and agrees to the above modifications made to the Original Employment Agreement.

/s/ Mark J. Plush

Mark J. Plush

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